EXHIBIT 4

Number                   Incorporated under the laws of                   Shares

                                  THE STATE OF
                                     NEVADA


                        CONCRETE LEVELING SYSTEMS, INC.
               100,000,000 SHARES COMMON STOCK, PAR VALUE $0.001


                                    SPECIMEN

This certifies that ____________________________________________ is the owner of
_______________________________ fully paid and non-assesable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In witness Whereof, the said Corporation has issued this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this ___ day of _________, 20__


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       TREASURER/SECRETARY                                  PRESIDENT